COASTAL CARIBBEAN OILS & MINERALS, Ltd.

News Release

FOR IMMEDIATE RELEASE

APPELLATE COURT AFFIRMS TRIAL COURT’S
 DENIAL OF COASTAL’S TAKING CLAIM

APALACHICOLA, FL, December 3, 2003 – Coastal Caribbean Oils & Minerals, Ltd. [OTS Bulletin Board: COCBF.OB] announced today that the First District Court of Appeal issued an opinion today affirming the trial court’s denial of Coastal Petroleum Company’s inverse condemnation claim. The unanimous decision affirmed, without a written opinion, the trial court’s final judgment dated November 15, 2002, finding that the State had not taken Coastal’s State Drilling Lease 224-A, by inverse condemnation. The Company is obviously disappointed and is currently considering its options which may include a request for rehearing by the First District Court of Appeal, a possible appeal to the United States Supreme Court, or filing a takings claim in Federal Court.

     Statements included in this press release which are not historical in nature are intended to be forward looking statements. The Company cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements. Among the risks and uncertainties are the uncertainty of any decision favorable to Coastal Petroleum in its continuing litigation against the state of Florida and the substantial cost of continuing the litigation.

Contact: Phillip W. Ware, at (850) 653-2732.